As filed with the Securities and Exchange Commission on February 22, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Frontier Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-3681866
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4545 Airport Way Denver, CO	80239
(Address of Principal Executive Offices)	(Zip Code)

2021 Incentive Award Plan

(Full title of the plan)

Barry L. Biffle

President and Chief Executive Officer

Frontier Group Holdings, Inc.

4545 Airport Way

Denver, CO 80239

(720) 374-4490

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Anthony J. Richmond

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

Telephone: (650) 328-4600

Facsimile: (650) 463-2600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Frontier Group Holdings, Inc. (the “Registrant”) for the purpose of registering additional shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), that have become reserved for issuance as a result of the operation of the “evergreen” provision in the Registrant’s 2021 Incentive Award Plan (the “2021 Plan”), which provides that the total number of shares subject to the 2021 Plan will be increased on the first day of each calendar year pursuant to a specified formula. The Registrant is hereby registering an additional 4,349,408 shares of its Common Stock issuable under the 2021 Plan. These additional shares of Common Stock are securities of the same class as other securities for which an original Registration Statement on Form S-8 relating to the same benefit plan was filed with the Securities and Exchange Commission (the “SEC”) on April 6, 2021 (File No. 333-255060).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the SEC. The documents containing the information specified in Part I of Form S-8 will be delivered to participants in the equity benefit plan covered by this Registration Statement as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement to the extent not replaced hereby:

(a)	The contents of the Registrant’s earlier Registration Statement on Form S-8 relating to the 2021 Plan, previously filed with the SEC on April 6, 2021 (File No. 333-255060);

(b)

The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 22, 2023, which contains audited financial statements for the Registrant’s latest fiscal year; and

(c)

The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-40304), filed by the Registrant with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on March 31, 2021, including any amendments or reports filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, that is not deemed filed under such provisions. For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information filed under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

Exhibit Number		Incorporated by Reference				Filed
	Exhibit Description	Form	Date	Number		Herewith

4.1	Amended and Restated Certificate of Incorporation of Frontier Group Holdings, Inc.	8-K	4/6/2021	3.1

4.2	Amended and Restated Bylaws of Frontier Group Holdings, Inc.	10-K	2/22/2023	3.2

4.3	Form of Common Stock Certificate.	S-1	3/8/2021	4.2

5.1	Opinion of Latham & Watkins LLP.					X

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).					X

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.					X

24.1	Power of Attorney (included in the signature pages to the Registration Statement).					X

99.1#	2021 Incentive Award Plan.	S-1/A	3/23/21	10.3	(a)

107.1	Filing Fee Table.					X

#	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 22nd day of February, 2023.

Frontier Group Holdings, Inc.

By:	/s/ Barry L. Biffle
Barry L. Biffle
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Barry L. Biffle, James G. Dempsey and Howard M. Diamond, and each of them, with full power of substitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Barry L. Biffle Barry L. Biffle	Chief Executive Officer and Director (Principal Executive Officer)	February 22, 2023

/s/ James G. Dempsey James G. Dempsey	Chief Financial Officer (Principal Financial Officer)	February 22, 2023

/s/ Josh A. Wetzel Josh A. Wetzel	Chief Accounting Officer (Principal Accounting Officer)	February 22, 2023

/s/ William A. Franke William A. Franke	Director (Chairman of the Board)	February 22, 2023

/s/ Andrew S. Broderick Andrew S. Broderick	Director	February 22, 2023

/s/ Josh T. Connor Josh T. Connor	Director	February 22, 2023

/s/ Brian H. Franke Brian H. Franke	Director	February 22, 2023

/s/ Robert J. Genise Robert J. Genise	Director	February 22, 2023

/s/ Bernard L. Han Bernard L. Han	Director	February 22, 2023

/s/ Ofelia Kumpf Ofelia Kumpf	Director	February 22, 2023

/s/ Michael R. MacDonald Michael R. MacDonald	Director	February 22, 2023

/s/ Patricia Salas Pineda Patricia Salas Pineda	Director	February 22, 2023

/s/ Alejandro D. Wolff Alejandro D. Wolff	Director	February 22, 2023